                                                                   EXHIBIT 10.28

                   SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT

      THIS AGREEMENT, made effective as of the 10 day of February, 1995, (hereafter "Effective Date" by and between Quinton Instrument Company, a corporation incorporated under the laws of the State of Washington of the United States of America, having its headquarters offices at 3303 Monte Villa Parkway, Bothell, Washington 98021 (hereinafter referred to as "Quinton Headquarters") and any wholly owned divisions or subsidiaries thereof (hereinafter referred to as "Quinton"), American Home Products Corporation (the parent company of Quinton) a corporation incorporated under the laws of the State of Delaware, having offices at 5 Giralda Farms, Madison, New Jersey 07940 (hereinafter referred to as "AHPC") and Hewlett-Packard Company, a corporation incorporated under the laws of the State of California, having offices at 1700 South Baker Street, McMinnville, Oregon 97128 (hereinafter referred to as "HP").

                                   WITNESSETH

      WHEREAS, HP designs and manufactures electromedical equipment including electrocardiographs that incorporate ECG 12-lead analysis software and ECG 12-lead transmission software;

      WHEREAS, Quinton designs and manufactures electromedical equipment including ECG stress test systems and other instruments and desires to incorporate ECG 12-lead analysis software and ECG 12-lead transmission software into its instruments;

      WHEREAS, Quinton desires to commence a product design program that will lead to the incorporation of a Ported Analysis Program for use on Quinton Instrumentation as set forth below;



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      WHEREAS, HP is the owner of the Analysis Program that performs 12-lead ECG measurement and interpretation and that has received FDA approval and is currently licensed by HP for use in various FDA approved products of HP and that is periodically updated and improved by HP and is currently actively marketed by HP on a broad scale;

      WHEREAS, HP is willing to grant to Quinton and Affiliate Companies rights and licenses to HP Licensed Works on the terms and conditions contained herein; and

      WHEREAS, Quinton and Affiliate Companies are willing to grant to HP rights and licenses to Quinton Licensed Works on the terms and conditions contained herein;

      NOW, THEREFORE, the parties further agree as follows:

SECTION 1: DEFINITIONS

      As used in this Agreement, the following terms shall be deemed to have the following meanings:

1(A) "Affiliate Companies," singular or plural, shall mean any parent or subsidiary of American Home Products Corporation (AHPC) or any subsidiary or division of any division or subsidiary of AHPC.

1(B) "Analysis Program" shall mean the comment-removed Source Code (written in the "C" programming language) and Object Code which is otherwise equivalent to the following HP software packages used in the most current version and release of the HP PageWriter XLi and 200i products:



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         -  HP ECG Measurement Program, Release 7

         -  HP Adult ECG Criteria Package, Release 08

         -  HP Pediatric ECG Criteria Package, Release P4

1(C) "Confidentiality Period" shall extend for five (5) years beyond the termination of this Agreement, except that the Confidentiality Period for the Source Code of the Analysis Program, the Test Bed, and the Source Code of the Ported Analysis Program shall be fifty (50) years from the date of execution of this Agreement, and further provided that the Confidentiality Period for the Source Code of each Enhanced Analysis Program and the Source Code of each corresponding Ported Enhanced Analysis Program shall be fifty (50) years from the date each such Enhanced Analysis Program is made available under Section 13(A) of this Agreement.

1(D) "Development Documentation" shall mean any written documentation in hard copy or electronic form that contains interface, data format or other development information about the Analysis Program, the Test Bed, or any Enhanced Analysis Program provided to Quinton by HP.

1(E) "DT Documents" shall mean the following most current releases of the ECG data transfer documents:

          "Hewlett-Packard PageWriter XLi Disk Storage Format Overview"
                      Revision A.01.01 dated March 15,1993

           "HP Diagnostic Cardiology Digital Communications Overview"
                      Revision 3.0 dated September 25,1985



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1(F)  "DT Software" shall mean any data transfer software developed by Quinton for use with the Licensed Products using the DT Documents.

1(G) "End Use" shall mean a customer, researcher, clinician or other health care worker that will use Quinton Instrumentation.

1(H) "Enhanced Analysis Program" shall mean any comment-removed revision of the Analysis Program that incorporates an Enhancement which is otherwise equivalent to the Enhancement provided by HP to users of HP
      Instrumentation.

1(I) "Enhancement" shall mean any improvement in the features, function or operation of the Analysis Program that HP offers for sale, lease, or license to end users of HP Instrumentation at an average invoice price over the first thirty (30) days of the sale of the Enhancement by HP of more than one hundred dollars ($100.00) per unit of the revised Analysis Program that incorporates each such improvement.

1(J) "Governmental Approval" shall mean the approval of any governmental agency which has the authority to substantially restrict the sale, lease or other transfer of Quinton Instrumentation to End Users unless the approval from such agency is received.

1(K) "HP Confidential Information" shall mean the Analysis Program or any portion thereof, the DT Documents, the Test Bed, the Development Documentation, the Physician's Guide, any Enhanced Analysis Program or any portion thereof; the HP evaluations of Quinton's validation test results of the Ported Analysis Program or Ported Enhanced Analysis Program; this Agreement; all tangible information related to the performance of this Agreement and identified as HP Confidential; all



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      intangible information (e.g. orally disclosed information) related to the performance of this Agreement, treated as confidential at the time of disclosure and designated as HP Confidential in tangible form within thirty (30) days of disclosure, detailing the HP Confidential Information.

1(L) "HP Instrumentation" shall mean any present or future data acquisition, analysis or other patient information related device or system manufactured by or for HP or leased, licensed, sold and/or otherwise transferred by HP to a third party and which includes the Analysis Program and/or the Enhanced Analysis Program operational therein.

1(M) "HP Licensed Works" shall mean the Analysis Program, DT Documents, Test Bed, Development Documentation, Physician's Guide, and each Enhanced Analysis Program accepted under Section 13(A) below.

1(N) "Licensed Product" shall mean any Quinton Instrumentation having the Ported Analysis Program or any Ported Enhanced Analysis Program operational therewith for use by an End User.

1(O) "Object Code" shall mean software in object or other non-humanly understandable format.

1(P) "Physician's Guide" shall mean the "Hewlett Packard Interpretive Cardiograph Physician's Guide," edition 4, revision 0994 which is the most current edition and revision of the Physician's Guide as of the Effective Date of this Agreement, except Appendix D (relating to signal-averaged
      ECG) which is excluded in its entirety and except the technical content of Chapter 3 (relating to ECG acquisition



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      by HP equipment) which Quinton shall modify to correctly reflect the technical characteristics of the Quinton Instrumentation.

1(Q) "Ported Analysis Program" shall mean the Source Code and Object Code of any translation of the Analysis Program that executes on Quinton Instrumentation and which produces results equivalent to the results produced by the Analysis Program executing on the corresponding Test Bed.

1(R) "Ported Development Documentation" shall mean any written documentation in hard copy or electronic form which is developed by Quinton and based on information received by Quinton from HP that contains interface, data format or other development information about the Ported Analysis Program or any Ported Enhanced Analysis Program.

1(S) "Ported Enhanced Analysis Program" shall mean the Source Code and Object Code of any translation of an Enhanced Analysis Program that executes on Quinton Instrumentation and which produces results equivalent to the results produced by the corresponding Enhanced Analysis Program executing on the corresponding Test Bed.

1(T) "Ported Physician's Guide" shall mean any translation and/or modification of the Physician's Guide developed by Quinton for use with Licensed Products.

1(U) "Quinton Confidential Information" shall mean the Ported Analysis Program or any portion thereof, the DT Software, the Ported Development Documentation, the Ported Physician's Guide, the Ported Enhanced Analysis Program or any portion



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      thereof, the validation test results of the Ported Analysis Program or
      Ported Enhanced Analysis Program; this Agreement; all tangible information related to the performance of this Agreement and identified as Quinton Confidential; all intangible information (e.g. orally disclosed information) related to the performance of this Agreement, treated as confidential at the time of disclosure and designated as Quinton Confidential in tangible form within thirty (30) days of disclosure, detailing the Quinton Confidential Information.

1(V) "Quinton Instrumentation" shall mean any present or future data acquisition, analysis or other patient information related device or system manufactured by or for Quinton and/or Affiliate Companies, or leased, licensed, sold, and/or otherwise transferred by Quinton or Affiliate Companies to a third party, provided all such devices are marked with the Quinton Instrument Company logo or Quinton Instrument Company name. Quinton Instrumentation shall exclude the Q-Cath cardiac catheterization system currently marketed by Quinton, or similar cardiac catheterization products.

1(W) "Quinton Licensed Works" shall mean the Ported Analysis Program, DT Software, Ported Development Documentation, Ported Physician's Guide, and each Ported Enhanced Analysis Program.

1(X) "Source Code" shall mean software in source or other humanly understandable format.

1(Y) "Test Bed" shall mean all Object Code versions of the HP software and HP ECG waveforms, as modified by HP from time to time, used to test the Analysis Program and Enhanced Analysis Programs.



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1(Z)  "Test Bed Equipment" shall include a PC and related software, a PageWriter
      XLi, and other equipment necessary to run the Test Bed.

SECTION 2: HP OBLIGATIONS

2(A) HP shall provide Quinton, within sixty (60) days of the Effective Date of this Agreement, the Evaluation Package as set forth in Exhibit A which is attached hereto.

2(B) HP shall provide Quinton, within forty-five (45) days of the Acceptance Date as set forth in Section 3(D) of this Agreement, the Test Bed that corresponds to the most current version and revision of the Analysis Program for Quinton's use in developing and validating the Ported Analysis Program, and HP shall promptly provide Quinton any subsequent updates or modifications thereof, provided that said updates or modifications relate to the version and revision of the Analysis Program (or Enhanced Analysis Program) then in use by Quinton.

2(C) HP shall provide Quinton, within forty-five (45) days of the Acceptance Date of this Agreement, the most current version and revision of the Source Code of the Analysis Program for Quinton's use in developing the Ported Analysis Program, and HP shall promptly provide Quinton any subsequent updates or modifications thereof as governed by Section 13 hereof.

2(D) HP shall provide Quinton within forty-five (45) days of the Acceptance Date of this Agreement with a copy of the most current version and revision of the DT



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      Documents for Quinton's use in developing the DT Software, and HP shall promptly provide Quinton any subsequent updates or modifications thereof.

2(E) HP shall provide Quinton within forty-five (45) days of the Acceptance Date of this Agreement with a copy of the Development Documentation that corresponds to the most current version and revision of the Analysis Program for Quinton's use in developing the Ported Analysis Program, and HP shall promptly provide Quinton any subsequent updates or modifications thereof, provided that said updates or modifications relate to the version and revision of the Analysis Program (or Enhanced Analysis Program) then in use by Quinton.

2(F) HP shall provide Quinton within forty-five (45) days of the Acceptance Date of this Agreement with a copy of the Physician's Guide that corresponds to the most current version and revision of the Analysis Program for Quinton's use in developing the Ported Physician's Guide, and HP shall promptly provide Quinton any subsequent updates or modifications thereof, provided that said updates or modifications relate to the version and revision of the Analysis Program (or Enhanced Analysis Program) then in use by Quinton.

2(G) HP shall review and provide written evaluations of Quinton's validation test results of the Ported Analysis Program prior to the submission of such test results to the U.S. Food and Drug Administration (hereinafter "FDA") and prior to the first commercial release of each version of Licensed Product. The rights in such test results shall be owned solely by Quinton, and such evaluations by HP shall be completed within sixty (60) days after the receipt by HP of such test results from Quinton. The rights in such evaluations by HP shall be owned solely by HP and Quinton shall have the right to use such evaluations for internal use only unless otherwise agreed to in writing by HP. The decision to submit the test results to the



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      FDA and/or any other agency for Governmental Approval to market each version of Licensed Product shall be at the sole discretion of Quinton.



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2(H)  HP shall provide Quinton the FDA "K-number" of the HP PageWriter 200i for
      Quinton's use in the preparation of its FDA submittal of the Licensed Product. HP shall provide assistance to Quinton for Governmental Approval of the Ported Analysis Program and the Ported Enhanced Analysis Program by promptly assisting Quinton to respond to the FDA's or other governmental agencies' questions or inquiries during the approval process relating specifically to the development, operation and/or maintenance of the Analysis Program or an accepted Enhanced Analysis Program, but not relating to the development, operation and/or maintenance of the Ported Analysis Program, the Ported Enhanced Analysis Program or the Quinton Instrumentation.

SECTION 3: QUINTON OBLIGATIONS

3(A) As consideration for the right to exercise the licenses granted herein, Quinton shall pay HP five hundred thousand dollars ($500,000.00) according to the following payment schedule:

      (i) Two hundred thousand dollars ($200,000.00) within thirty (30) days after the Effective Date of this Agreement.

      (ii) One hundred thousand dollars ($100,000.00) within thirty (30) days after the first, second, and third anniversary dates of the Effective Date of this Agreement.



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3(B)  Quinton shall develop the Ported Analysis Program from the Source Code of the Analysis Program and develop the Ported Enhanced Analysis Program from the Source Code of each accepted Enhanced Analysis Program, and shall validate that the Ported Analysis Program and Ported Enhanced Analysis Programs produce equivalent results when compared with the results of the corresponding Analysis Program or Enhanced Analysis Program executing on the corresponding Test Bed.

3(C) Quinton shall perform all testing of the Ported Analysis Program and Ported Enhanced Analysis Program as incorporated in Quinton
      Instrumentation that Quinton deems necessary, in Quinton's sole discretion, for the Governmental Approval and commercialization of Licensed Product.

3(D) Within ninety (90) days after the receipt of the Evaluation Package, as set forth above in Section 2 and identified in Exhibit A, Quinton shall complete an evaluation of the development time and expenses necessary to develop the Ported Analysis Program for Quinton Instrumentation. In the event that Quinton, at its sole discretion, determines to proceed with the present project, Quinton shall notify HP in writing of such decision within ten (10) days after completion of the evaluation and the date of receipt of the written notice shall be the Acceptance Date for the purposes of Section 2. In the event that Quinton, at its sole discretion, determines that the project is not advisable, based on the development time, expenses or other reasons, Quinton shall notify HP in writing of such decision within ten (10) days after the completion of the evaluation. HP shall then refund payments made by Quinton pursuant to Section 3(A) hereof within thirty (30) days of the receipt of such notice, and this Agreement shall immediately terminate. As



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      consideration for the services provided and expenses incurred by HP in support of said Quinton evaluation, HP shall be entitled to withhold monies from such refund calculated at the rate of thirty thousand dollars ($30,000.00) per calendar month (or portion thereof) from the date of receipt by Quinton of the Evaluation Package until the date of receipt by HP of said notice of Quinton's decision not to proceed with the project. Within thirty (30) days of the date of said notice of Quinton's decision not to proceed with the project, Quinton shall return to HP all materials and portions thereof, and all copies of materials and portions thereof, that HP has provided to Quinton under this Agreement and shall destroy all materials that Quinton has generated in conducting its evaluation except for one copy of all said HP and Quinton materials which is to be retained in the legal department to serve solely as a record of Quinton's obligations under this Agreement. Not withstanding the above, Quinton will return the Test Bed Equipment to HP.

3(E) In the event Quinton decides to withdraw all Licensed Products from the market, Quinton shall promptly notify HP of such decision and this Agreement shall terminate under Section 12(B)(ii).

SECTION 4: OWNERSHIP AND LICENSE

4(A) The Analysis Program shall be owned by HP. Contingent upon no payments due hereunder being in arrears from Quinton and Affiliate Companies, HP hereby grants and Quinton accepts a nonexclusive, royalty-bearing, revocable upon termination, worldwide limited license to internally use, copy, and translate the Analysis Program at Quinton Headquarters to make the Ported Analysis Program for use with Quinton Instrumentation. The right to use, copy, and translate granted herein is limited solely to what is necessary for the Ported Analysis Program to



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      execute with the Quinton Instrumentation, and to produce equivalent results when compared with the results of the Analysis Program executing on the corresponding Test Bed. Quinton may not otherwise modify the Analysis Program. Quinton may not externally distribute the Analysis Program or any portion thereof. Quinton may not use, copy, or translate the Analysis Program for any purpose other than the limited purpose stated herein. All other rights are expressly reserved by HP, including the right to grant licenses to others. As used in this Section 4(A), "Quinton" shall not include any subsidiary or division of Quinton Instrument Company.

4(B) The Ported Analysis Program shall be owned by Quinton and Affiliate Companies, subject to HP's underlying rights in the Analysis Program. Quinton and Affiliate Companies hereby grant and HP accepts a nonexclusive, royalty-free, revocable upon termination, worldwide limited license to internally use, copy, and modify the Ported Analysis Program for the purpose of providing support for Quinton and Affiliate Companies which is consistent with the present Agreement and Quinton acknowledges that HP may use the ideas, concepts, know-how and techniques learned by HP during their support of Quinton and Affiliate Companies and the ideas, concepts, know-how and techniques learned by HP may be nonexclusively and irrevocably used by HP during the development of a separate and independent ported Analysis Program. Quinton and Affiliate Companies agree not to externally distribute the Source Code of the Ported Analysis Program or any portion thereof. Quinton and Affiliate Companies further agree not to externally distribute the Object Code of the Ported Analysis Program except to End Users for use with Licensed Products and to subcontractors and/or consultants for use in the development of Licensed Products. All other rights are expressly reserved by Quinton and Affiliate Companies, including but not limited to the right to have



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      Object Code of the Ported Analysis Program reproduced by others for use with Licensed Products.

4(C) The DT Documents shall be owned by HP. Contingent upon no payments due hereunder being in arrears from Quinton and Affiliate Companies, HP hereby grants and Quinton accepts a nonexclusive, royalty-free, revocable upon termination, worldwide limited license to use, copy, and modify the DT Documents to make the DT Software for use with Licensed Products. Quinton may not externally distribute the DT Documents or any portion thereof without the express written permission of HP except for use by subcontractors and/or consultants who agree in advance and in writing to abide by the HP confidentiality agreement attached hereto as Exhibit B. (Quinton shall provide to HP copies of all such executed confidentiality agreements.) Quinton may not modify or use the DT Documents for any purpose other than the limited purpose stated herein. All other rights are expressly reserved by HP, including the right to grant licenses to others.

4(D) The DT Software shall be owned by Quinton and Affiliate Companies, subject to HP's underlying rights in the DT Documents. Quinton and Affiliate Companies agree not to externally distribute the Source Code of the DT Software or any portion thereof except for use by subcontractors and/or consultants who agree in advance and in writing to abide by the confidentiality provisions of Section 8 hereof. Quinton and Affiliate Companies further agree not to externally distribute the Object Code of the DT Software except to End Users for use with Licensed Products and to subcontractors and/or consultants for use in the development of Licensed Products. All other rights are expressly reserved by Quinton and Affiliate Companies, including but not limited to the right to have Object Code of the DT Software reproduced by others for use with Licensed Products.



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4(E)  The Test Bed shall be owned by HP. Contingent upon no payments due hereunder being in arrears from Quinton and Affiliate Companies, HP hereby grants and Quinton accepts a nonexclusive, royalty-free, revocable upon termination, worldwide limited license to internally use and copy the Test Bed at Quinton Headquarters to validate and support the Ported Analysis Program and any accepted Ported Enhanced Analysis Program for use with Quinton Instrumentation. Quinton may not modify or externally distribute the Test Bed or any portion thereof. Quinton may not use or copy the Test Bed for any purpose other than the limited purpose stated herein. All other rights are expressly reserved by HP, including the right to grant licenses to others.

4(F) Development Documentation shall be owned by HP. Contingent upon no payments due hereunder being in arrears from Quinton and Affiliate Companies, HP hereby grants and Quinton accepts a nonexclusive, royalty-free, revocable upon termination, worldwide limited license to internally use, copy, and modify the Development Documentation at Quinton Headquarters to make the Ported Development Documentation and to support the development of Quinton Instrumentation used with the Ported Analysis Program or any accepted Ported Enhanced Analysis Program. Quinton may not externally distribute the Development Documentation or any portion thereof. Quinton may not use, copy, or modify the Development Documentation for any purpose other than the limited purpose stated herein. All other rights are expressly reserved by HP, including the right to grant licenses to others.

4(G) The Ported Development Documentation shall be owned by Quinton and Affiliate Companies, subject to HP's underlying rights in the Development Documentation.



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      Quinton and Affiliate Companies hereby grant and HP accepts a nonexclusive, royalty-free, revocable upon termination, worldwide limited license to internally use, copy, and modify the Ported Development Documentation for the purpose of providing support for Quinton and Affiliate Companies which is consistent with the present Agreement and Quinton acknowledges that HP may use the ideas, concepts, know-how and techniques learned by HP during their support of Quinton and Affiliate Companies and the ideas, concepts, know-how and techniques learned by HP may be nonexclusively and irrevocably used by HP during the development of a separate and independent ported Analysis Program and/or separate and independent ported Enhanced Analysis Program. Quinton and Affiliate Companies agree not to externally distribute the Ported Development Documentation or any portion thereof. All other rights are expressly reserved by Quinton and Affiliate Companies.

4(H) The Physician's Guide shall be owned by HP. Contingent upon no payments due hereunder being in arrears from Quinton and Affiliate Companies, HP hereby grants and Quinton and Affiliate Companies accept a nonexclusive, royalty-free, revocable upon termination, worldwide limited license to internally, use, copy, and modify the Physician's Guide to make the Ported Physician's Guide for use with Licensed Products. Quinton and Affiliate Companies may not use, copy, modify, or externally distribute the Physician's Guide for any purpose other than the limited purpose stated herein except for use by subcontractors and/or consultants who agree in advance and in writing to abide by the confidentiality provisions of
      Section 8 hereof. All other rights are expressly reserved by HP, including the right to grant licenses to others.



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4(1)  The Ported Physician's Guide shall be owned by Quinton and Affiliate
      Companies, subject to HP's underlying rights in the Physician's Guide. Quinton and Affiliate Companies agree not to externally distribute the Ported Physician's Guide except to End Users or prospective buyers for use with Licensed Products and to subcontractors and/or consultants for use in the development of Licensed Products. All other rights are expressly reserved by Quinton and Affiliate Companies, including but not limited to the right to have the Ported Physician's Guide reproduced by others for use with Licensed Products.

4(J) Each Enhanced Analysis Program shall be owned by HP. For each Enhanced Analysis Program that is accepted by Quinton under Section 13(A) below and contingent upon no payments due hereunder being in arrears from Quinton and Affiliate Companies, HP hereby grants and Quinton accepts a nonexclusive, royalty-bearing, revocable upon termination, worldwide limited license to internally use, copy, and translate each Enhanced Analysis Program at Quinton Headquarters to make a corresponding Ported Enhanced Analysis Program for use with Quinton Instrumentation. The right to use, copy, and translate granted herein is limited solely to what is necessary for the Ported Enhanced Analysis Program to execute with the Quinton Instrumentation, and to produce equivalent results when compared with the results of the corresponding Enhanced Analysis Program executing on the corresponding Test Bed. Quinton may not otherwise modify the Enhanced Analysis Program. Quinton may not externally distribute the Enhanced Analysis Program or any portion thereof. Quinton may not use, copy, or translate the Enhanced Analysis Program for any purpose other than the limited purpose stated herein. All other rights are expressly reserved by HP, including the right to grant licenses to others. As used in this Section 4(J), "Quinton" shall not include any subsidiary or division of Quinton Instrument Company.




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4(K)  Each Ported Enhanced Analysis Program shall be owned by Quinton and
      Affiliate Companies, subject to HP's underlying rights in the Analysis Program and each Enhanced Analysis Program. Quinton and Affiliate Companies hereby grant and HP accepts a nonexclusive, royalty-free, revocable upon termination, worldwide limited license to internally use, copy, and modify the Ported Enhanced Analysis Program for the purpose of providing support for Quinton and Affiliate Companies which is consistent with the present Agreement and Quinton acknowledges that HP may use the ideas, concepts, know-how and techniques learned by HP during their support of Quinton and Affiliate Companies and the ideas, concepts, know-how and techniques learned by HP may be nonexclusively and irrevocably used by HP during the development of a separate and independent ported Enhanced Analysis Program. Quinton and Affiliate Companies agree not to externally distribute the Source Code of the Ported Enhanced Analysis Program or any portion thereof. Quinton and Affiliate Companies further agree not to externally distribute the Object Code of the Ported Enhanced Analysis Program except to End Users for use with Licensed Products and to subcontractors and/or consultants for use in the development of Licensed Products. All other rights are expressly reserved by Quinton and Affiliate Companies, including but not limited to the right to have Object Code of the Ported Enhanced Analysis Program reproduced by others for use with Licensed Products.

4(L) Upon termination, the revocation of the licenses granted to Quinton and Affiliate Companies above shall not affect the ability of Quinton's and/or Affiliate Companies' End Users to continue using Licensed Products (for which a royalty as set forth in Section 5 hereof has been paid) obtained prior to termination, and it also shall not affect the ability of Quinton and Affiliate Companies to continue



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      providing customer support to its End Users who obtained Licensed Products
      (for which a royalty as set forth in Section 5 hereof has been paid) prior to termination.

4(M) Upon termination, the revocation of the licenses granted to HP and Quinton and Affiliate Companies above shall not affect the ability of HP to continue providing support to Quinton to enable Quinton and Affiliate Companies to continue providing customer support to its End Users who obtained Licensed Products (for which a royalty as set forth in Section 5 hereof has been paid) prior to termination.

4(N) Test Bed Equipment shall be owned by HP and loaned to Quinton without charge for the duration of this Agreement. Quinton agrees to return the Test Bed Equipment within thirty (30) days of termination of this Agreement. HP agrees to maintain and update the Test Bed Equipment at HP's expense as appropriate for the version and revision of the Analysis Program and Enhanced Analysis Program then in use by Quinton.

SECTION 5: ROYALTIES

5(A) As consideration for the rights granted herein from HP to Quinton and Affiliate Companies, Quinton agrees to pay HP a royalty of two hundred seventy-five dollars ($275.00) for each unit of the Licensed Product sold, leased, sublicensed, or otherwise transferred to a third party or an End User. For the purposes of the payment of royalty payments, a unit shall be deemed to be sold, leased, sublicensed, or otherwise transferred to a third party or an End User when invoiced (including "no charge" invoices) by Quinton or by an Affiliate Company for the account of Quinton, except that no royalties shall be paid for demonstration,



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      service, repair or replacement units. If no Ported Analysis Program or any
      Ported Enhanced Analysis Program is operational in the Quinton Instrumentation when sold, leased, sublicensed, or otherwise transferred to the third party or End User, but is subsequently made available, altered or otherwise modified to become operational, a royalty shall then be payable when invoiced (including no charge" invoices) by Quinton or by an Affiliate Company for the account of Quinton for such Licensed Product.

5(B) In the event multiple users have the capability to use a single Licensed Product simultaneously, the royalty payment specified in this Section 5 shall be for each user having the capability to simultaneously execute the Ported Analysis Program or any Ported Enhanced Analysis Program for use with a single Licensed Product.

5(C) Royalties shall be paid by Quinton or by an Affiliate Company for the account of Quinton to HP within thirty (30) days after the end of each calendar quarter and shall be made payable to Hewlett-Packard Company and mailed as follows:

                             Hewlett-Packard Company
                             1700 South Baker Street
                             McMinnville, Oregon 97128

                             Attention:  Controller

5(D) In the event HP licenses the Analysis Program or any Enhanced Analysis Program to a third party for a lower royalty than that specified in
      Section 5(A), the royalty specified in Section 5(A) shall be reduced to equal this lower royalty for all subsequent royalty payments made to HP by Quinton or by an Affiliate Company for the account of Quinton.



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5(E)  In the event that prior to the third anniversary of the Effective Date of this Agreement, HP licenses the Analysis Program or any Enhanced Analysis Program to a third party for a lower payment than that specified in
      Section 3(A), the payment specified in Section 3(A) shall be reduced to equal this lower payment to HP by Quinton or by an Affiliate Company for the account of Quinton. If the total of all payments actually made by Quinton and by Affiliate Companies for the account of Quinton to HP pursuant to Section 3(A) is in excess of said lower payment, then such excess payments shall be applied as prepaid royalties against future royalties due pursuant to Section 5(A).

SECTION 6: WARRANTIES

6(A) HP represents and warrants to the best of its knowledge, as of the Effective Date of this Agreement, that the rights granted by HP to Quinton under this Agreement do not infringe any enforceable copyright, trade secret, patent or any other intellectual property right of any third party. HP further represents and warrants that HP is not aware, as of the Effective Date of this Agreement, of any enforceable copyright, trade secret, patent or other intellectual property right of a third party that is infringed by HP's use of HP Licensed Works.

6(B) HP warrants that it has all rights necessary to grant the licenses granted in Section 4 hereof and that all rights of HP which are necessary for Quinton to incorporate the Analysis Program and Enhanced Analysis Program into Quinton Instrumentation are granted to Quinton by the present Agreement.

6(C) HP warrants that the Analysis Program provided hereunder is equivalent to the corresponding software that HP is shipping in the current edition and
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      the HP PageWriter XLi and 200i cardiographs as of the Effective Date of this Agreement and that the Analysis Program is currently classified as "Active" in accordance with the HP life cycle classification code set forth in Section 13(E), and HP has no formal plans to reclassify the Analysis Program as of the Effective Date of this Agreement.

6(D) HP warrants that the Analysis Program provided hereunder will, when properly installed on the Test Bed, execute its programming instructions. HP does not warrant that the HP Licensed Works are error free, nor that the operation of HP software, including but not limited to the Analysis Program, Test Bed, and any Enhanced Analysis Program, shall be uninterrupted or error free.

6(E) Both parties warrant that they have the right to disclose any Confidential Information transferred or disclosed to the other party hereunder.

6(F) NO OTHER WARRANTIES ARE MADE BY EITHER PARTY UNDER THIS AGREEMENT. ALL OTHER WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY DISCLAIMED. IN ADDITION, HP MAKES NO WARRANTY WITH RESPECT TO THE SUFFICIENCY FOR REGULATORY SUBMITTALS AND APPROVALS OF ANY INFORMATION PROVIDED BY HP TO QUINTON.

SECTION 7: ROYALTY CALCULATION, REPORTS, RECORDS AND WITHHOLDING TAXES

7(A) Quinton agrees to keep true and accurate records adequate to establish any royalty payable under this Agreement and to permit an independent accounting organization chosen and compensated by HP, and reasonably acceptable to



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      Quinton (which acceptance shall not be unreasonably withheld), to audit, on a confidential basis, said records once annually at reasonable times upon reasonable notice, but only within a period of three (3) years after the royalty period to which such records relate. In the event that the results of such audit demonstrates an underpayment by Quinton and Affiliate Companies of at least 10%, then Quinton shall reimburse HP for the expenses of such audit. Any underpayment or overpayment shall be included or credited with the next payment under this Agreement. Quinton or Affiliate Companies for the account of Quinton shall provide HP royalty reports of royalties paid at the same time payments are made in accordance with paragraph 5(A) hereof.

7(B) All taxes, assessments and fees of any nature levied by any governmental entity on the sale, lease, license or sublicense of, including or utilizing the Licensed Product shall be paid by Quinton or an Affiliate Company for its accounts. Notwithstanding the above, HP shall be responsible for taxes based upon its net income and for withholding taxes. If Quinton or an Affiliate Company tentatively concludes that an income or other tax, fee or assessment may be levied on HP under this Agreement by any governmental entity and Quinton or the Affiliate Company might be legally required to withhold such tax from the payment of royalty from Quinton or an Affiliate Company to HP, Quinton or the Affiliate Company shall immediately notify HP and request instructions. In the event of a disagreement between Quinton or an Affiliate Company and HP as to the advisability of the payment of an income or other tax, fee, or assessment, by Quinton or an Affiliate Company which may be levied on HP, Quinton or the Affiliate Company may, at their discretion make such payment for the account of HP. In any case where taxes are withheld, Quinton shall provide HP with all



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      documents relating to withheld taxes including receipts necessary to claim the applicable credit.

SECTION 8: CONFIDENTIALITY

8(A) Until the expiration of the Confidentiality Period, Quinton and Affiliate Companies agree to use the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure, publication or dissemination of HP Confidential Information as Quinton and Affiliate Companies use to protect their own confidential information of a like nature. Quinton and Affiliate Companies further agree to limit the internal circulation of HP Confidential Information to those Quinton and Affiliate Companies employees who have a need to know for purposes of evaluating or performing this Agreement. Quinton and Affiliate Companies further agree not to use HP Confidential Information for any purpose other than authorized by this Agreement.

8(B) Until the expiration of the Confidentiality Period, HP agrees to use the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure, publication or dissemination of Quinton Confidential Information as HP uses to protect its own confidential information of a like nature. HP further agrees to limit the internal circulation of Quinton Confidential Information to those HP employees who have a need to know for purposes of evaluating or performing this Agreement. HP further agrees not to use Quinton Confidential Information for any purpose other than authorized by this Agreement.

8(C) This Agreement imposes no obligation upon Quinton and Affiliate Companies with respect to confidential information that: (a) was in Quinton's or an Affiliate



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      Company's possession before receipt from HP; (b) is or becomes a matter of public knowledge through no fault of Quinton or an Affiliate Company; (c) is rightfully received by Quinton or an Affiliate Company from a third party without a duty of confidentiality to HP; (d) is disclosed by HP to a third party without a duty of confidentially on the third party; (e) is independently developed by Quinton or an Affiliate Company, (f) is disclosed under operation of law; or (g) is disclosed by Quinton or an Affiliate Company with HP's prior written approval. Not withstanding the foregoing, Quinton shall notify HP at least thirty (30) days prior to Quinton's or an Affiliate Company's disclosure of any portion of the Source Code of the Analysis Program or any Enhanced Analysis Program that Quinton or an Affiliate Company believes to be covered by (a) through (e) and (g) of this Section 8(C). Prior to any disclosure of any portion of the Source Code of the Analysis Program or any Enhanced Analysis Program under (f) of this Section 8(C), Quinton agrees to notify HP immediately upon receipt by Quinton or an Affiliate Company of a notice from a governmental entity requiring such disclosure so that HP may seek a protective order blocking such disclosure.

8(D) This Agreement imposes no obligation upon HP with respect to confidential information that: (a) was in HP's possession before receipt from Quinton or an Affiliate Company; (b) is or becomes a matter of public knowledge through no fault of HP; (c) is rightfully received by HP from a third party without a duty of confidentiality to Quinton or an Affiliate Company; (d) is disclosed by Quinton or an Affiliate Company to a third party without a duty of confidentiality on the third party; (e) is independently developed by HP; (f) is disclosed under operation of law; or
      (g) is disclosed by HP with Quinton's or an Affiliate Company's prior written approval. Not withstanding the foregoing, HP shall notify Quinton at least thirty (30) days prior to HP's disclosure of any portion of the Source Code of the Ported



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      Analysis Program or any Ported Enhanced Analysis Program that HP believes to be covered by (a) through (e) and (g) of this Section 8(D). Prior to any disclosure of any portion of the Source Code of the Ported Analysis Program or any Ported Enhanced Analysis Program under (f) of this Section 8(D), HP agrees to notify Quinton immediately upon receipt of a notice from a governmental entity requiring such disclosure so that Quinton or an Affiliate Company may seek a protective order blocking such disclosure.

8(E) Both parties shall adhere to all applicable laws, regulations and rules relating to the export of technical data, and shall not export or reexport any technical data, any products received from the other party, or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

8(F) Quinton and Affiliate Companies agree that they will not reverse assemble, reverse compile, or re-engineer any portion of the Object Code of the Test Bed to obtain Source Code of the Test Bed, nor induce or in any way assist any third party to do the same.

8(G) Upon expiration of the Confidentiality Period for any Confidential Information of either party, any use, disclosure, publication, and dissemination of the formerly Confidential Information is subject to any copyright or other intellectual property right and/or licenses still in effect on the date of expiration.



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SECTION 9: TECHNICAL SUPPORT

9(A) HP shall provide (at Quinton's, HP's, or other mutually agreeable facilities), beginning with the Effective Date and continuing until the date of Quinton's or an Affiliate Company's first sale of a Licensed Product, technical consultation to Quinton or an Affiliate Company, as may be reasonably required by Quinton or an Affiliate Company, to facilitate Quinton's or an Affiliate Company's understanding of HP Licensed Works. Quinton or an Affiliate Company for Quinton's account shall reimburse HP for authorized documented travel related to the provision of services hereunder that are approved in advance and in writing by Quinton. Technical consultation provided hereunder in excess of a total of ten (10) man-months shall be approved in advance and in writing by Quinton, and Quinton or an Affiliate Company for Quinton's account shall pay HP, as consideration for such additional consultation, monies in amounts calculated by using HP's then current customer engineer billing rate.

9(B) HP shall provide (at Quinton's, HP's, or other mutually agreeable facilities), beginning with the date of Quinton's acceptance of each Enhanced Analysis Program under Section 13(A) set forth below and continuing until the date of Quinton's or an Affiliate Company's first sale of a Licensed Product containing the corresponding Ported Enhanced Analysis Program, technical consultation to Quinton or an Affiliate Company, as may be reasonably required by Quinton or an Affiliate Company, to facilitate Quinton's or an Affiliate Company's understanding of the Enhanced Analysis Program. Quinton or an Affiliate Company for Quinton's account shall reimburse HP for authorized documented travel related to the provision of services hereunder that are approved in advance and in writing by Quinton. Technical consultation provided hereunder in excess of a total of three



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      (3) man-months shall be approved in advance and in writing by Quinton, and
      Quinton or an Affiliate Company for Quinton's account shall pay HP, as consideration for such additional consultation, monies in amounts calculated by using HP's then current customer engineer billing rate.

9(C) Should additional technical consultation be requested of HP by Quinton or an Affiliate Company through Quinton during times other than those set forth in Sections 9(A) and 9(B) above, HP will use reasonable efforts to provide such consultation, consistent with HP's other business requirements and subject to Section 13(E) below. Quinton or an Affiliate Company for Quinton's account shall reimburse HP for authorized documented travel related to the provision of services hereunder that are approved in advance and in writing by Quinton. Quinton or an Affiliate Company for Quinton's account shall pay HP, as consideration for such additional consultation, monies in amounts calculated by using HP's then current customer engineer billing rate.

9(D) Quinton and Affiliate Companies shall provide all direct customer service and direct customer support for Quinton Instrumentation and Licensed Products.

9(E) Coordination of all technical support in Section 9 hereof shall be through Quinton Headquarters.

SECTION 10: PUBLICATION

10(A) The parties acknowledge and agree that a joint public announcement of the present Agreement is desirable and shall be made as soon as practical after the Effective Date of this Agreement. The public announcement shall be approved in



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      advance by both parties to this Agreement during the evaluation period set forth in Section 3(D) above, and shall constitute the only public disclosure of the details of the present Agreement unless otherwise agreed to in writing by both parties to this Agreement. The use by both parties to this Agreement of said approved public announcement shall be conditional upon Quinton's determination to proceed with the project and its notification to HP of such decision as specified in Section 3(D) above.

10(B) HP agrees to allow Quinton and Affiliate Companies to refer to the source of the Analysis Program or Enhanced Analysis Program without further compensation in all literature or other materials that relate or refer to the Licensed Products, provided such reference is done in a purely factual and not misleading manner.

10(C) Quinton and Affiliate Companies may externally distribute the Ported
      Physician's Guide or any similar related literature or materials specified in Section 10(B) to subcontractors and/or consultants for use in the development of Licensed Products. Quinton and Affiliate Companies agree not to otherwise externally distribute the Ported Physician's Guide or any similar related literature or materials specified in Section 10(B) except to End Users or prospective buyers for use with Licensed Products without first providing a copy to HP of the information to be externally distributed at least thirty (30) days prior to distribution and obtaining from HP written approval for distribution, such approval by HP shall be provided in writing within 30 days of HP's receipt thereof and may not be unreasonably withheld by HP. During the evaluation period set forth in
      Section 3(D), the parties hereto shall agree on standard approved language for use in Quinton literature. Thereafter, all literature or related materials which relate or refer to the Licensed Products using only the standard approved language in the same context as



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      approved shall not be subject to additional prior review by HP. Any modifications and/or additions to the standard approved language or the context in which it is used shall be submitted in the manner set forth above. Upon approval of such modifications and/or additions by HP, such modifications and/or additions shall then be treated in the same manner as the standard approved language set forth above. Not withstanding the foregoing, the external distribution by Quinton and Affiliate Companies of any of the said standard approved language shall be conditional upon Quinton's determination to proceed with the project and its notification to HP of such decision as specified in Section 3(D) above.

10(D) Quinton and Affiliate Companies agree not to externally distribute the performance characteristics of the Analysis Program or any Enhanced Analysis Program without submitting the performance characteristics thereof to HP for the review and approval of HP thirty (30) days prior to the external distribution thereof and any such approval by HP shall be provided in writing within thirty (30) days of HP's receipt thereof and may not be unreasonably withheld by HP. The limitations se forth herein shall not apply to any information which is in the public domain and no rights in the information provided to HP are granted to HP under this Section.

10(E) Quinton and Affiliate Companies agree not to externally distribute the performance characteristics of the Ported Analysis Program or any Ported Enhanced Analysis Program without submitting the performance characteristics to HP thirty (30) days prior to the external distribution thereof for HP's review and comment. The limitations set forth herein shall not apply to any information which is in the public domain and no rights in the information provided to HP are granted to HP under this Section.



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10(F) HP agrees not to externally distribute the performance characteristics of the Ported Analysis Program or any Ported Enhanced Analysis Program without submitting the performance characteristics to Quinton for the review and approval of Quinton thirty (30) days prior to the external distribution thereof and any such approval by Quinton shall be provided in writing within thirty (30) days of Quinton's receipt thereof and may not be unreasonably withheld by Quinton.

SECTION 11: COPYRIGHT

11(A) Quinton and Affiliate Companies agree to include HP copyright notices in the Ported Physician's Guide and embedded in the Source Code and Object Code of the Ported Analysis Program and any Ported Enhanced Analysis Program.

SECTION 12: TERM AND TERMINATION

12(A) Term. This Agreement shall be effective upon the Effective Date specified at the beginning hereof and shall remain in force, unless otherwise terminated as provided herein, for automatically renewable terms of five
      (5) years. In the event that Quinton or any Affiliate Company for Quinton's account fails to pay HP a royalty for five (5) consecutive calendar quarters, beginning after regulatory approval by the FDA as necessary for the sale, license or other transfer of the Licensed Product to an End User for the first Licensed Product, then such Agreement shall be subject to termination pursuant to Section 12(B)(iii) set forth below.



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12(B) Termination.

      (i) Beginning with the first day of the third year following the Effective Date of this Agreement, HP shall have the right to terminate this Agreement without cause upon written notice to Quinton. Such termination under this Section shall become effective three (3) years from the date of receipt of such notice of termination by Quinton.

      (ii) Quinton shall have the right to terminate this Agreement without cause upon written notice to HP. Such termination under this Section shall become effective thirty (30) days after the date of receipt by HP of such notice of termination. Any portion of the $500,000 payment specified in Section 3(A) and as possibly reduced by Section 5(E), which has not already been paid by Quinton shall become immediately due and payable upon receipt by HP of such notice of termination. In addition, Quinton shall remain obligated to pay any undisputed payments or royalties pursuant to Sections 5(A) (as possibly reduced by 5(D)), 9, and 13(A) that are due or owing prior to the effective date of such notice of termination. This paragraph shall not apply to the evaluation period set forth in section 3(D).

      (iii) In the event that Quinton shall fail to comply with any of its material obligations under this Agreement after HP has given thirty
            (30) days written notice of such failure to Quinton, which notice shall fully specify the obligation with which Quinton has not complied, then HP, upon further written notice to Quinton, may terminate this Agreement thirty (30) days after such further written notice. Any portion of the $500,000 payment



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            specified in Section 3(A) and as possibly reduced by Section 5(E), which has not already been paid by Quinton shall become immediately due and payable upon such termination. In addition, Quinton shall remain obligated to pay any undisputed payments or royalties pursuant to Sections 5(A) (as possibly reduced by 5(D)), 9, and 13(A) that are due or owing prior to the date of such termination.

      (iv) In the event that HP shall fail to comply with any of its material obligations under this Agreement after Quinton shall have given thirty (30) days written notice of such failure to HP, which notice shall fully specify the obligation with which HP has not complied, then Quinton, upon further written notice to HP, may terminate this Agreement thirty (30) days after such further written notice, and no further payments under Section 3(A) and 5(A) shall be paid to HP. Furthermore, if such failure occurs prior to the fifth anniversary of the Effective Date of this Agreement, then HP shall be obligated to return a prorated portion of Quinton's payments under Section 3(A) with such proration being calculated by multiplying the payments made by Quinton and Affiliate Companies for Quinton's account under Section 3(A) times the number of months remaining until the fifth anniversary of the Effective Date of this Agreement and dividing this amount by the total number of months between the first royalty generating sale by Quinton or an Affiliate Company pursuant to Section 5 and the number of months until the fifth anniversary of the Effective Date of this Agreement. In no event shall HP's obligation under this Section 12(B)(iv) to return a prorated portion of Quinton's payments under Section 3(A) exceed the total amount actually paid to HP by Quinton and Affiliate Companies for Quinton's account under Section 3(A).



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      (v)   To the extent permitted by bankruptcy laws, either party shall have the right to terminate this Agreement in the event of the filing of a voluntary or involuntary petition of bankruptcy of the other party.

12(C) Survival. In the event of any termination of this Agreement, those Sections that by their nature would survive termination shall survive and continue in effect and shall inure to the benefit of and be binding upon the parties and their legal representatives.

SECTION 13: ENHANCEMENTS AND ANOMALIES

13(A) HP agrees to make each Enhanced Analysis Program available to Quinton no later than 45 days from the release of the Enhanced Analysis Program to end users of HP and to give Quinton a ninety (90) day option of developing a corresponding Ported Enhanced Analysis Program. If Quinton accepts said option in writing within the ninety (90) day option period, Quinton agrees to pay HP one hundred thousand dollars ($100,000.00) as consideration for the License granted herein for that specific Enhanced Analysis Program. Such payments shall be due within thirty (30) days of the acceptance by Quinton of said option and shall be paid by Quinton or an Affiliate Company for Quinton's account. Contingent upon no payments due hereunder being in arrears from Quinton and Affiliate Companies, Quinton and Affiliate Companies shall have the right to upgrade all then existing Licensed Products (for which a royalty as set forth in Section 5 hereof has been paid) with the resulting Ported Enhanced Analysis Program without payment to HP of an additional unit royalty as set forth in Section 5 hereof.



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13(B) Quinton shall have the right to accept or reject each Enhanced Analysis
      Program without prejudice to the subsequent acceptance or rejection of other Enhanced Analysis Programs and shall not otherwise affect Quinton's or Affiliate Company's rights granted under this Agreement.

13(C) HP agrees to waive the one hundred thousand dollar ($100,000.00) payment as set forth in this Section 13 for the Enhancement to the HP ECG Measurement Program Release 7 that is project code named Crystal, if and when it is released by HP. Contingent upon no payments due hereunder being in arrears from Quinton and Affiliate Companies, Quinton and Affiliate Companies shall have the right to upgrade all then existing Licensed Products (for which a royalty as set forth in Section 5 hereof has been paid) with the resulting Ported Enhanced Analysis Program without payment to HP of an additional unit royalty as set forth in Section 5 hereof.

13(D) HP agrees that the one hundred thousand dollar ($100,000.00) payment as set forth in this Section 13 does not apply to corrections of anomalies and improvements in the Analysis Program that do not qualify as Enhancements. Quinton and Affiliate Companies shall have the right to upgrade all then existing Licensed Products (for which a royalty as set forth in Section 5 hereof has been paid) with such corrections of anomalies and improvements without payment to HP of an additional unit royalty as set forth in Section 5 hereof.

13(E) HP agrees to provide technical support and correction of anomalies in the Analysis Program and any Enhanced Analysis Program accepted under Section 13(A) herein according to the then in effect life cycle classification code of the specific version of such HP software. HP shall provide Quinton with written notice at least



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      ninety (90) days prior to any reclassification of the Analysis Program and
      Enhanced Analysis Program from active to discontinued as set forth below and such notice shall specify the date on which such program shall be classified as obsolete. The current life cycle classification code is as follows:

      (i) Active - HP software is "Active" if it is part of an HP product that is actively marketed by HP on a broad scale. Technical support is available for Active HP software, and it is maintained to correct anomalies based on market need.

      (ii) Discontinued - HP software is "Discontinued" if it is no longer part of any HP product that is actively marketed by HP on a broad scale. Technical support is available for Discontinued HP software, and it is maintained only to the extent HP deems necessary to correct serious and critical anomalies.

      (iii) Obsolete - HP software is "Obsolete" after three (3) years past the date when the HP software was classified as Discontinued. HP has no responsibility to provide any technical support or correct any anomalies for Obsolete HP software. However, HP, at its sole discretion, may offer time and material support on a best efforts basis.

13(F) HP agrees to promptly enter all possible anomalies in the Analysis Program and any Enhanced Analysis Program accepted under Section 13(A) herein reported to HP by Quinton into HP's normal anomaly tracking and resolution process, and to provide a written report to Quinton on a monthly basis detailing HP's disposition of such possible anomalies.



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13(G) Both parties agree that any disagreement between a medical doctor's opinion and the output of the Analysis Program, the Ported Analysis Program, any Enhanced Analysis Program, or any Ported Enhanced Analysis Program shall not be considered an anomaly.

SECTION 14: RECALLS

14(A) If either party determines that it is necessary to recall any product incorporating the Analysis Program, Ported Analysis Program, any Enhanced Analysis Program accepted by Quinton under Section 13(A) above, or any Ported Enhanced Analysis Program, it shall immediately notify the other party.

14(B) Prior to commencing any such recall, the parties shall review with one another the need for a recall; the manner in which the recall is to be carried out; and any instructions or suggestions of the applicable regulatory authorities.

14(C) If, at HP's sole discretion, HP initiates any recall of the Analysis
      Program (or any Enhanced Analysis Program that has been accepted by Quinton under Section 13(A) above) that necessitates a recall of the Ported Analysis Program (or the corresponding Ported Enhanced Analysis Program), HP shall, at HP's sole discretion, either (i) reimburse Quinton for expenses incurred in implementing such recall, limited to a maximum of two hundred dollars ($200.00) times the number of Licensed Products included in such recall, or (ii) offer to implement such recall on behalf of Quinton at HP's expense.



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SECTION 15: LITIGATION

15(A) HP agrees to, at its expense, defend and indemnify Quinton and Affiliate
      Companies, together with its officers, directors, employees, agents, insurers, and customers for actions based on any claim that the Analysis Program or any Enhanced Analysis Program used with a Licensed Product infringes any patents, copyrights, trade secrets, or other intellectual property rights, and to pay all costs associated with and damages finally awarded in any such suit by a court of competent jurisdiction, provided that HP is notified promptly in writing of the suit and that HP may, at its option and expense, control the suit and receive reasonable assistance from Quinton and Affiliate Company in defending the suit.

15(B) In the event the Analysis Program, or any Enhanced Analysis Program accepted by Quinton under Section 13(A) herein, is enjoined from use and/or sale as a result of such suit, HP additionally agrees to, at its option and expense, a) obtain for Quinton the right to use and/or sell the Analysis Program (Enhanced Analysis Program) and the right of the Affiliate Company to sell the Analysis Program (Enhanced Analysis Program) at no additional expense to Quinton or Affiliate Company; b) substitute a non-infringing Analysis Program (Enhanced Analysis Program) to Quinton having equivalent functions, features and efficiency; or c) immediately terminate this Agreement and refund to Quinton one-half (1/2) of the initial payments made by Quinton as set forth in Section 3(A) and one-half (1/2) of the royalties paid in Section 5(A) during the previous three (3) calendar years.

15(C) UNDER NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL OR
      CONSEQUENTIAL DAMAGES.



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15(D) UNDER NO EVENT SHALL EITHER PARTY BE LIABLE TO DEFEND OR INDEMNIFY THE
      OTHER PARTY FOR ACTIONS BASED ON ANY CLAIM OTHER THAN THE CLAIMS STATED IN THIS SECTION 15.

SECTION 16: MISCELLANEOUS

16(A) Force Majeure. Either party shall be excused from delays in performing or from its failure to perform hereunder to the extent that such delays or failures result from causes beyond the reasonable control of such party; provided that, in order to be excused from delay or failure to perform, such party must act diligently to remedy the cause of such delay or failure and provide prompt notice to the other party of the reason for such delay or failure and the intended course of action to be undertaken to remedy such delay or failure.

16(B) Section Headings: Attachments. The section and subsection headings used herein are for reference and convenience only, and shall not enter into the interpretation of the present Agreement.

16(C) No Waiver. No delay or omission by either party hereto to exercise any right or power occurring upon any noncompliance or default by the other party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants, conditions or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained. Unless stated otherwise, all remedies provided for in this Agreement shall be cumulative and in addition to and



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      not in lieu of any other remedies available to either party at law, in equity or otherwise.

16(D) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, the courts of which shall have exclusive jurisdiction over any dispute arising hereunder without regard to its conflict of laws provisions.

16(E) Entire Agreement. This Agreement and any Attachments hereto constitute the entire agreement between the parties. No change, waiver or discharge hereof shall be valid unless it is in writing and is executed by both parties.

16(F) Notices and Contacts. Under this Agreement, if one party is required to give notice to the other, such notice shall be deemed given if mailed by U.S. mail, first class, postage prepaid, and addressed as first indicated on page 1 hereof unless otherwise provided for herein. HP's principal Quinton contact for the term of this Agreement shall be Mr. Harv Hauschildt; Quinton's principal HP contact shall likewise be Mr. David Shultheis. The names of either principal contact may be changed at any time by written notice to the other party.

16(G) Assignment. This Agreement may not be assigned by either party or Affiliate Company except with the written consent of the other party, which shall not be unreasonably withheld.

16(H) Binding Effect. This Agreement shall be binding upon and shall inure to the exclusive benefit of the respective parties, their legal representatives, successors,



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      or permitted assigns. This Agreement is not intended to, nor shall it create any right in any other party.

16(l) Payments. Any payment due from Quinton to HP under this Agreement may be paid by an Affiliate Company for the account of Quinton. Although an Affiliate Company may make payments to HP for the account of Quinton, Quinton shall be ultimately responsible to HP for all payments due hereunder.

      IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate as shown below.

HP                                        QUINTON
          /s/ Jerry Shea                              /s/ A.G. Perri
--------------------------------------    --------------------------------------
Jerry Shea                        Date    A. G. Perri                       Date
General Manager                           President
Hewlett-Packard Company                   Quinton Instrument Company
1700 South Baker Street                   3303 Monte Villa Parkway
McMinnville, OR  97128                    Bothell, WA  98021



                                          AHPC

                                                      /s/ E. Thomas
                                          --------------------------------------
                                          Name                              Date
                                                      Vice-President
                                          --------------------------------------
                                          Title
                                          American Home Products Corporation
                                          5 Giralda Farms
                                          Madison, New Jersey  07940



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                          EXHIBIT A: EVALUATION PACKAGE

--------------------------------------    --------------------------------------
PURPOSE                                   WHAT (FOR ELK COVE CONSUMPTION)
--------------------------------------    --------------------------------------
Evaluate clinical performance             Test Bed Equipment that consists of a
                                          PC and software, PageWriter XLi.
                                          Example ECGs.

                                          The PC software will run the HP
                                          analysis program on the supplied ECGs
                                          and provide expected outputs.

                                          The PC software can transform "raw"
                                          ECG data into XLi format then analyze
                                          it. "Requires 10 seconds/channel, 500
                                          sps, 2's complement binary data in
                                          Intel format, 5 uV/lsb).
--------------------------------------    --------------------------------------
Execution speed                           Use Test Bed Equipment (see above).
                                          Quinton can time analysis with the
                                          XLi, and PC, then extrapolate for
                                          their processor.
--------------------------------------    --------------------------------------
Static data structure sizes               List of all static data structures,
                                          and their (approximate) sizes.
--------------------------------------    --------------------------------------
Stack sizes                               List of estimated stack sizes.
--------------------------------------    --------------------------------------
Input data requirements -- patient        Specs on XLi data bandwidth, sampling
data                                      rate, bits/lsb and front-end filtering
                                          requirements.

                                          Method to analyze Quinton data with HP
                                          analysis (assumes data meets HP input
                                          format)
--------------------------------------    --------------------------------------
Input data requirements-- patient         Document the input data structures.
demographics etc.
--------------------------------------    --------------------------------------
Output data structures                    Document the output data structures.
--------------------------------------    --------------------------------------
Estimate of time to do the port           Info on 2 HP ports.
--------------------------------------    --------------------------------------
FDA -- 510k information                   Description of HP approach to FDA.
--------------------------------------    --------------------------------------
Numeric data types                        Document types of floating point and
                                          other numbers.
--------------------------------------    --------------------------------------
Floating point operations                 List of floating point operations.
--------------------------------------    --------------------------------------
Code size estimate                        ROM size estimate of executable.
--------------------------------------    --------------------------------------
Operating system interfaces               (none)
--------------------------------------    --------------------------------------



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                                                                   Page 44 of 44


            EXHIBIT B: HP CONFIDENTIALITY AGREEMENT FOR DT DOCUMENTS